UNITED STATES BANKRUPTCY COURT
MIDDLE DISTRICT OF FLORIDA
JACKSONVILLE DIVISION

In re: Case No. 3:16-bk-2230-PMG

RMS Titanic, Inc., et al., Chapter 11

Debtors. Jointly Administered

RMS Titanic, Inc.,

Plaintiff,

vs. Adv. No. 3:16-ap-183-PMG

French Republic
a/k/a Republic of France,

Defendant.

FINAL DEFAULT JUDGMENT

THIS CASE came before the Court for an evidentiary hearing to consider the Plaintiff RMS Titanic, Inc.'s Amended Motion for Default Judgment against Defendant French Republic, a/k/a Republic of France. (Doc. 46).

The Court has considered the Amended Motion and the evidence presented by the Plaintiff. For the reasons stated on the record at the hearing, the Amended Motion should be granted and a Final Default Judgment should be entered against the French Republic.

Accordingly:

IT IS ORDERED that:

1. The Plaintiff RMS Titanic, Inc.'s Amended Motion for Default Judgment against Defendant French Republic, a/k/a Republic of France is granted.

2. Final Judgment on the Plaintiff's Adversary Complaint is entered in favor of the Plaintiff, RMS Titanic, Inc., and against the Defendant, French Republic a/k/a Republic of France.

3. The French Republic a/k/a Republic of France and its government agencies have no interest in the French Artifacts, defined as approximately 2,100 artifacts that were recovered from the wreck site of the RMS Titanic during an expedition conducted in 1987.

DATED this 29 day of September, 2017.

BY THE COURT

PAUL M. GLENN
United States Bankruptcy Judge